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                                                                EXHIBIT 12
                                                 FORM 10-Q for the Quarter
                                                  Ended September 30, 1997
                                                          File No. 1-11237

                     AT&T CAPITAL CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF RATIO OF EARNINGS TO
                                   FIXED CHARGES*
                              (Dollars in Thousands)
                                    (Unaudited)

                                                          For the
                                                      Nine Months Ended
                                                      September 30, 1997
                                                      ----------------
Earnings from continuing operations:

Income before income taxes                                $ 56,375

Add:  Fixed charges included in income before taxes        333,217

                                                          --------
Total earnings from continuing operations, as adjusted     389,592
                                                          --------

Total fixed charges*                                      $333,217

                                                          ========
Ratio of earnings to fixed charges                            1.17
                                                          ========


* Fixed charges include interest on indebtedness and the portion of rentals representative of the interest factor.

                                       31

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